Exhibit 99.1

News Release	Contact:

For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com
Listing Review Initiated by the Toronto Stock Exchange
ST. LOUIS, MO, November 30, 2009: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced that it has been notified by the Toronto Stock Exchange (“TSX”) that based on the Company’s financial condition the TSX is reviewing the eligibility for continued listing on the TSX of the Company’s common shares. The Company is being reviewed under the TSX’s Remedial Review Process and has been granted 30 days to comply with all requirements for continued listing. If the Company cannot demonstrate that it meets all TSX requirements for continued listing on or before December 30, 2009, the Company’s common shares will be delisted 30 days from such date.
The Company continues to be in discussions with its secured lenders on the terms of a restructuring of the Company’s capital structure and continues to explore potential asset sales. There can be no assurance, however, that the Company will be able to reach agreement on the terms of a restructuring with the secured lenders or that the Company will reach agreement for the sale of any assets. There can also be no assurance that the Company’s senior lenders will continue to forbear from exercising their rights under the Company’s credit agreement.
The credit agreement, dated June 21, 2007, as amended, provides for a US$85 million term loan and a US$25 million revolving credit line. As of October 31, 2009, the amount outstanding under the credit facility was approximately US$100.1 million. The Company’s Quarterly Report on Form 10-Q, filed on November 16, 2009, and the Company’s Annual Report on Form 10-K disclose additional information regarding the amendments to its debt agreements and provide additional disclosure regarding the risks of the Company’s current liquidity situation and its ability to comply with its financial covenants.
Shareholders will be kept apprised of the status of the Company’s TSX listing, and other developments affecting the Company, as the process advances.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.

Therefore, should one or more of theses risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law.
See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward- looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.
About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.lasik.com. More information about TLCVision can be found on the Company’s website at www.tlcv.com.
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